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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement of The Hertz Corporation on Form S-3 (File No. 33-54183) and to the inclusion in this Current Report of Form 8-K of our report dated January 24, 1997 except for Note 14, as to which the date is February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1996, 1995 and 1994, and for each of the three years ended December 31, 1996.



                                        /s/ Coopers & Lybrand L.L.P.
                                        -----------------------------
                                        Coopers & Lybrand L.L.P.



Parsippany, New Jersey
February 28, 1997